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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
AgriBioTech, Inc.

     We consent to the incorporation of our report dated September 26, 1996 on the financial statements of Lofts Seed, Inc. as of June 30, 1996 and 1995 and for years ended June 30, 1996 and 1995, which is included in this Registration Statement of AgriBioTech, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.

                                    AMPER, POLITZINER & MATTIA, P.A.

Edison, New Jersey
January 28, 1999